EXHIBIT 99.1

BioCryst Appoints Dr. Steven Galson to Board of Directors

RESEARCH TRIANGLE PARK, N.C., Aug. 26, 2021 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed former director of the U.S. Food and Drug Administration (FDA) Center for Drug Evaluation and Research (CDER), and former acting surgeon general, Steven Galson, M.D., MPH to its board of directors.

Most recently, Dr. Galson served as the senior vice president, research and development at Amgen. Prior to joining Amgen in 2010, where he also led regulatory affairs, Dr. Galson spent more than 20 years in public service roles across the U.S. Department of Health and Human Services (HHS), Department of Energy (DOE), Environmental Protection Agency (EPA) and Centers for Disease Control and Prevention (CDC). From 2001 to 2007, Dr. Galson progressed from deputy director, to acting director, to director of CDER at the FDA. From 2007 to 2009 he served as acting surgeon general of the United States.

“It has been impressive to watch as an industry observer how rapidly BioCryst has invented and developed multiple novel, oral medicines for rare diseases that act against such challenging drug targets. I am excited to join the board at this transformative time for the company, with a successful commercial launch of ORLADEYO® underway, BCX9930 advancing across many indications and a prolific R&D team continuing to develop new medicines for patients with rare diseases,” Galson said.

“Through his R&D leadership role at Amgen and his experience as the director of CDER at FDA, Steve has seen first-hand what it takes for companies to successfully develop and commercialize a broad portfolio of medicines that meet unmet needs for patients, and we are very pleased to add his world-class expertise to the BioCryst board,” said Robert Ingram, chairman of BioCryst.

Dr. Galson received a B.S. in biochemistry from the State University of New York at Stony Brook, an M.D. from the Mt. Sinai School of Medicine and a master’s in public health from the Harvard School of Public Health.

About BioCryst Pharmaceuticals
BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. Oral, once-daily ORLADEYO® (berotralstat) is approved in the United States, the European Union, Japan and the United Kingdom. BioCryst has several ongoing development programs including BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva, and galidesivir, a potential treatment for Marburg virus disease and Yellow Fever. RAPIVAB® (peramivir injection) has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan and Korea. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the company’s website at www.biocryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the ongoing COVID-19 pandemic, which could create challenges in all aspects of BioCryst’s business, including without limitation delays, stoppages, difficulties and increased expenses with respect to BioCryst’s and its partners’ development, regulatory processes and supply chains, negatively impact BioCryst’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents BioCryst files periodically with the Securities and Exchange Commission; BioCryst’s ability to successfully implement its commercialization plans for, and to commercialize ORLADEYO, which could take longer or be more expensive than planned; the commercial viability of ORLADEYO, including its ability to achieve market acceptance; ongoing and future preclinical and clinical development of BCX9930, BCX9250 and galidesivir may not have positive results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA, EMA, PMDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully manage its growth and compete effectively; risks related to the international expansion of BioCryst’s business; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Investors:
John Bluth
+1 919 859 7910
jbluth@biocryst.com

Media:
Catherine Collier Kyroulis
+1 917 886 5586
ckyroulis@biocryst.com